UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

(Amendment No. 1)

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Nano Mobile Healthcare, Inc.
(Name of Registrant As Specified In Its Charter)

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Nano Mobile Healthcare, Inc.

3 Columbus Circle

New York, NY 10019

The following information is being provided to amend Nano Mobile Healthcare Inc.’s (the “Company”) preliminary information statement filed on January 8, 2016, or the information statement. Text that is bold and struck through in the disclosures below shows text being removed from those disclosures and text that is bold and underlined below shows text being added to those disclosures. Terms used but not otherwise defined herein have the meanings given to them in the information statement, and all references to captions and page numbers refer to captions and page numbers in the information statement, respectively, unless otherwise provided.

THE INFORMATION STATEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND THIS AMENDMENT SHOULD BE READ IN CONJUNCTION WITH THE INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

1.	The fifth paragraph in the “Approval by Our Stockholders of the Amendments to our Charter to Effectuate the Capital Stock increase and the Reverse Stock Split” under the subsection heading “Approval Required” is amended in its entirety as follows:

On January ~~8~~ 25, 2016, there were ~~341,699,478~~ 398,755,933 shares of Common Stock issued and outstanding and 23,473,368 shares of Series A Convertible Preferred issued and outstanding for a total of ~~459,066,318~~ 516,122,773 shares of Common Stock (on an as-converted basis) entitled to vote as a single class on the amendment to our Charter to effectuate the Capital Stock Increase and the Reverse Stock Split. On January ~~8~~ 25, 2016, Stockholders holding an aggregate of ~~246,728,384~~ 258,728,384 shares of Common Stock (on an as-converted basis), or approximately ~~53.75~~ 50.13% of the outstanding Common Stock (on an as-converted basis), entitled to vote on the matters described herein, executed and delivered a written consent that approved the amendments to our Charter to effectuate the Capital Stock Increase and Reverse Stock Split.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the SEC. Accordingly, we are required to file reports with the SEC including annual reports, quarterly reports, current reports and other reports as required by SEC rules. All reports that we file electronically with the SEC are available for viewing free of charge over the Internet via the SEC’s EDGAR system at http://www.sec.gov. We will provide without charge to each person who receives a copy of this Information Statement, upon written or oral request, a copy of any information that is incorporated by reference in this Information Statement. Requests should be directed to Nano Mobile Healthcare, Inc., Attention: Secretary, 3 Columbus Circle, 15th Floor, New York, NY 10019 or call (713) 973-5738. For further information about us, you may read and copy any reports, statements and other information filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549-0102. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.